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             [Letterhead of Fulbright & Jaworski L.L.P.]


August 28, 1995



Weatherford International Incorporated
1360 Post Oak Boulevard, Suite 1000
Houston, Texas 77056-3098

Ladies and Gentlemen:

  We have acted as counsel for Weatherford International Incorporated, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 24,100,000 shares (the "Shares") of the Company's common stock, $.10 par value, to be issued upon the terms and subject to the conditions set forth in the Joint Proxy Statement/Prospectus contained in the Registration Statement on Form S-4 (the "Registration Statement") relating thereto to be filed with the Securities and Exchange Commission by the Company on August 29, 1995. The Shares are to be issued in connection with the merger (the "Merger") of Enterra Corporation, a Delaware corporation ("Enterra"), with and into the Company, pursuant to an Agreement and Plan of Merger dated June 23, 1995, as amended (the "Merger Agreement"), between Enterra and the Company.

  In connection therewith, we have examined originals or copies certified or otherwise identified to our satisfaction of the Registration Statement, the Merger Agreement, the Restated Certificate of Incorporation of the Company, the By-laws of the Company, the corporate proceedings with respect to the Merger and the proposed issuance of the Shares and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein.

  We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

  Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares proposed to be issued by the Company in connection with the Merger have been duly authorized for issuance and, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and nonassessable.

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Weatherford International Incorporated
August 28, 1995
Page 2

  The foregoing opinion is limited to the federal laws of the United States of America, the laws of the State of Texas and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

  This opinion is rendered solely for the benefit of the Company and is not to be used, circulated, copied, quoted or referred to without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus contained in the Registration Statement.

                                               Very truly yours,



                                               Fulbright & Jaworski L.L.P.